UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021

Sypris Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SYPR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01.  Other Events.

10b5-1 Plan

On June 4, 2021, Jeffrey T. Gill, Chairman, President and Chief Executive Officer of Sypris Solutions, Inc. (the “Company”), entered into a trading plan designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to sell up to 116,523 shares of common stock of the Company, substantially all of which were acquired through the recent exercise of stock options. Mr. Gill will have no discretion over the timing or effectuation of any transactions under the plan. Shares will be sold under the plan on the open market at prevailing market prices by a broker over the term of the plan and in accordance with the pre-established parameters set forth under the trading plan, including specified minimum price thresholds. The plan has a trading period that begins not sooner than July 12, 2021.

Rule 10b5-1 allows persons, when they are not in possession of material nonpublic information, to adopt written, prearranged trading plans to sell securities under specified conditions. Rule 10b5-1 trading plans are permitted under the Company’s insider trading policy, and, to the extent required, transactions under the trading plan will be disclosed publicly through Form 144, Schedule 13D, and/or Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2021		Sypris Solutions, Inc.

/s/ Anthony C. Allen
	By:	Anthony C. Allen
Vice President and Chief Financial Officer